UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2021

PORTLAND GENERAL ELECTRIC COMPANY
(Exact name of registrant as specified in its charter)

Oregon	001-5532-99	93-0256820
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
121 SW Salmon Street, Portland, Oregon 97204
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (503) 464-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

(Title of class)	(Trading Symbol)	(Name of exchange on which registered)
Common Stock, no par value	POR	New York Stock Exchange
9.31% Medium-Term Notes due 2021	POR 21	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 8.01    Other Events.

General Rate Case—On July 9, 2021, Portland General Electric Company (PGE, or the Company) filed with the Public Utility Commission of Oregon (OPUC) a general rate case based on a 2022 test year (GRC). The filing requests an increase in PGE's annual revenue requirement that, when combined with a price decrease due to changes in supplemental schedules, results in an overall average increase of approximately 3.9% in customer prices for 2022. The net price increase and annual revenue requirement includes a 2.0% average price increase as a result of higher net variable power costs expected in 2022, as reflected in the Annual Power Cost Update Tariff (AUT) filed with the OPUC in April 2021. The GRC filing seeks recovery of base business investments in upgrading the grid to improve reliability, resiliency, and capability to deliver safe, reliable, clean electricity to customers.

PGE has invested heavily in its transmission and distribution system to meet the needs of customers by addressing new and growing load and strengthening the grid for new challenges with extreme weather and wildfires. These investments include needed pole and underground wire replacements, substation upgrades, and other additions.

The cornerstone of the transmission and distribution investments is a new Integrated Operations Center (IOC), set to open in the fourth quarter of 2021. Acting as the nerve center of PGE's system, the IOC will enable the Company to apply smart technologies to keep an increasingly complex set of clean energy resources operating efficiently. The IOC also will strengthen physical and cyber security of the system to meet critical infrastructure standards, such as seismic and other natural disaster readiness, with the aim of achieving greater reliability with fewer and shorter outages.

The Company also will deploy a new software platform called the Advanced Distribution Management System that is designed to allow the Company to reduce outages by proactively detecting and responding to issues before they impact customers and providing self-healing technology for restoring power.

The GRC also reflects significant investments geared toward protecting the lives and property of Oregonians. As Oregon’s weather gets hotter and drier, increasing the risk of catastrophic wildfires, the Company is intensifying efforts to keep the system safe from wildfire-related events and resilient from weather and disaster-related crises. Key to these efforts are expansion of the vegetation management program and system hardening to help mitigate potential outages arising from wildfire and severe weather year-round.

The proposed net increase in annual revenue requirement in the GRC is based upon:
•A capital structure of 50% debt and 50% equity;
•A return on equity of 9.5%;
•A cost of capital of 6.94%; and
•A rate base of $5.7 billion.

Regulatory review of the 2022 GRC will continue throughout 2021 and into 2022, with a final OPUC order expected to be issued by April 2022, if not settled sooner. PGE has proposed that new customer prices become effective May 1, 2022. Price changes for the AUT and the supplemental schedule items are expected to occur January 1, 2022.

The 2022 GRC filing (Docket UE 394) is expected to be made available on the OPUC website at www.oregon.gov/puc.

Safe Harbor Statement

Statements in this Form 8-K that relate to future plans, objectives, expectations, performance, events and the like may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include the Company's statements concerning implementation of the Company’s general rate case and related process, the impact of implementation of new technologies on operations, as well as other statements containing words such as "anticipates," "believes," "intends," "estimates," "promises," "expects," "should," "conditioned upon," “proposed,” and similar expressions. Investors are cautioned that any such forward-looking statements are subject to risks and uncertainties, including, without limitation: demand for electricity; changes in capital and credit market conditions, which could affect the access to and availability or cost of capital and result in delay or cancellation of capital projects or execution of the Company’s strategic plan as currently envisioned; the outcome of various legal and regulatory actions; changes to tax laws; and general economic and financial market conditions. All forward-looking statements included in this Form 8-K are based on information available to the Company on the date hereof and such statements speak only as of the date hereof. The Company expressly disclaims any current intention to update publicly any forward-looking statement after the distribution of this Form 8-K, whether as a result of new information, future events, changes in assumptions or otherwise. Prospective investors should also review the risks, assumptions and uncertainties listed in the Company's most recent annual report on Form 10-K and in other documents that the Company files with the United States Securities and Exchange Commission, including management's discussion and analysis of financial condition and results of operations and the risks described therein from time to time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PORTLAND GENERAL ELECTRIC COMPANY
(Registrant)

Date:	July 9, 2021	By:	/s/ James A. Ajello
James A. Ajello
Senior Vice President of Finance, Chief Financial Officer, and Treasurer
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